Exhibit 99.1

News Release

637 Davis Drive
Morrisville, NC 27560 USA
phone 1-919-767-3230
fax 1-919-767-3233
www.harrisstratex.com

Harris Stratex Networks Provides Business Update
Restatement to Impact Current and Prior Year Financials
Strong Revenue Performance on Record Order Intake
Research Triangle Park, NC, — July 30, 2008 — Harris Stratex Networks, Inc. (NASDAQ: HSTX), the leading independent supplier of turnkey wireless network solutions, today provided a business update on selected unaudited GAAP financial results for the fourth quarter of fiscal year 2008, which ended June 27, 2008. The company filed a report with the SEC on Form 8-K regarding management’s determination that the company will need to restate prior period financial statements. The company also announced that the earnings release for the fourth quarter of fiscal 2008 will be rescheduled.
Strong revenue performance was achieved in the fourth quarter of fiscal 2008 and is expected to be approximately $188 million. Total revenue for the year is expected to increase by approximately 10 percent compared to previously reported combined company results for fiscal 2007. All three business segments — North America Microwave, International Microwave and Network Operations - generated increased revenues in fiscal 2008 compared with fiscal 2007.
The company achieved record booking levels in the fourth quarter with a 1.6 book-to-bill ratio. Increased orders came from Africa, Europe, Middle East and Russia as well as North America. Demand for the company’s Eclipse™ product line was particularly strong when compared with prior periods.
However, expense levels in the quarter increased by approximately $13 million to $14 million compared with previous estimates, as a result of higher orders-based sales compensation expense, increased allowance for doubtful accounts charges, project charges, and outside professional services. As a result, non-GAAP earnings per share for fiscal 2008 will not meet the company’s previously announced target of $0.82 per diluted share.
Operating cash flow for Q4 is expected to be positive and the year-end cash and short-term investment balance was $98.0 million.
Accelerated Technology Transition
The company continues to focus on the acceleration of the transition from higher cost legacy products to lower cost next-generation IP-based technologies. This transition, which is underway at a pace faster than originally contemplated at the time of the merger, resulted in a charge of $11 million in the fourth quarter for integration related inventory impairment of raw materials and finished goods for some of the legacy products.
Prior Period Restatement
During the course of the year-end close, accounting errors were identified by the company, which caused previously reported financial statements to be incorrect. The majority of the required adjustments related to project work-in-process accounts within the cost accounting system at one location. The total amount of these charges, which will reduce previously reported pre-tax income, is estimated to be in the range of $18 million to $25 million, and will affect the current and prior years. As a result, the company has determined that the financial statements for the first three quarters of fiscal 2008 and the fiscal years 2005 — 2007 should no longer be relied upon.
Outlook
“The company achieved significant top line growth in all segments in fiscal 2008, and our cash position has remained strong in the second half of the year”, said Harald Braun, President and Chief Executive Officer of Harris Stratex Networks. “While the additional expenses incurred in the fourth quarter delayed the expansion of our earnings, the company is well-positioned for achievement of our growth objectives as we enter the new fiscal year. The company has added customers, achieved meaningful top line growth, and developed a significantly enhanced foundation for long-term competitiveness. We must, however, continue to take action to reduce costs and expenses in the business through increased product outsourcing activities and process related restructuring actions at certain global locations. This will have associated costs in order to implement, and we expect additional restructuring and integration charges to be incurred in fiscal 2009.”
“The complexities of merging the two companies has been significant, resulting in financial process and controls issues,” added Braun. “New processes are being adopted and operational controls are being strengthened to address this going forward.”
“As a result of the strong bookings, we believe we will carry our revenue momentum into the first quarter of fiscal 2009. We estimate that we will achieve Q1 revenues in the range of $175 million to $185 million, compared with Q1 FY 08 revenue of $172 million,” said Braun.
Conference Call
Harris Stratex Networks will host a conference call today to discuss the company’s business update at 5:00 p.m. Eastern Time. Those wishing to join the call should dial 303-262-2130, (no pass code required) at approximately 4:50 p.m. A replay of the call will be available starting one hour after the call’s completion until August 6. To access the replay, dial 303-590-3000 (pass code: 11118063 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
About Harris Stratex Networks
Harris Stratex Networks, Inc. (NASDAQ: HSTX) is the world’s leading independent supplier of turnkey wireless transmission solutions. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the failure to obtain and retain expected cost synergies from the merger;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the effect of technological changes on Harris Stratex Networks’ businesses;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	unanticipated future costs and expenses associated with the integration of our previously separate operations and businesses;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations; and

•	supplier pricing pressure.
For more information regarding the risks and uncertainties for our business as well as risks relating to the combination of the former Harris Corporation Microwave Communications Division and the former Stratex Networks, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 27, 2007, as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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Investor Contact:	Media Contact:
Mary McGowan	Tonya Loggains
Summit IR Group Inc.	Harris Stratex Networks, Inc.
1-408-404-5401	1-919-767-3278
Mary@summitirgroup.com	Tonya.Loggains@hstx.com